UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 30, 1998

                           DIAMOND HOME SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-20829                36-3886872
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                  Identification Number)

                                222 Church Street

                               Woodstock, IL 60098

                    (Address of principal executive offices)

        Registrant's telephone number, including area code (815) 334-1414

                                      None

             (Former name or address, if changed since last report)

Item 5.  Other Events.

        The Registrant's By-Laws provide that shareholders seeking to bring new business before the annual meeting of shareholders must give written notice not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the most recent annual meeting of shareholders. Such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Registrant at the principal executive offices of the Registrant and must include a description of any proposed business. In order for a notice to be timely with respect to matters to be brought before the Registrant's 1999 annual meeting of shareholders, pursuant to the Registrant's By-Laws, such notice must be received by the Secretary of the Registrant not earlier than the close of business on January 14, 1999, nor later than the close of business on February 13, 1999. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Registrant's proxy statement. Any shareholder desiring a copy of the Registrant's By-Laws will be furnished one upon written request to the Secretary of the Registrant.

Item 7.  Financial Statements and Exhibits.

        (c)    Exhibits (numbered pursuant to Item 601 of Registration S-K)

               (3.1) Amended and Restated By-Laws (as amended through November 30, 1998)



                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                     Diamond Home Services, Inc.
                                     (Registrant)

Date:  November 30, 1998             \s\  Richard G. Reece
                                     Vice President and Chief Financial Officer
                                     (For the Registrant and as
                                     Principal Accounting Officer)